DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

FILED # C22677-99

JUL 15 2004

IN THE OFFICE OF
Dean Heller
DEAN HELLER SECRETARY OF STATE

Certificate of Designation
(PURSUANT TO NRS 78.1955)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation
For Nevada Profit Corporations
(Pursuant to NRS 78.1955)

1. Name of corporation:

PTS, INC.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation, this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock:

SERIES A PREFERRED STOCK
The board has designated 20,000,000 shares of Series A preferred stock, $.001 par value, each share of Series A preferred stock can convert into 50 shares of common.
Please "See Attached"

3. Effective date of filing (optional): 7-15-2004
(must not be later than 90 days after the certificate is filed)

4. Officer Signature: [signature]

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule.